Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2019 Financial Results

Wilmington, DE – April 25, 2019 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter 2019.

Highlights

•	Diluted earnings per share increased to $0.32 for the quarter ended March 31, 2019, compared to $0.25 for the quarter ended March 31, 2018, an increase of 27%.

•	Net income increased to $17.9 million for the quarter ended March 31, 2019, compared to $14.1 million for the quarter ended March 31, 2018, an increase of 27%.

•	Net interest margin increased to 3.41% for the quarter ended March 31, 2019, compared to 3.12% for the quarter ended March 31, 2018.

•	Net interest income increased 13% to $34.0 million for the quarter ended March 31, 2019, compared to $30.1 million for the quarter ended March 31, 2018.

•	Average loans and leases, including loans held for sale, increased 16% to $2.28 billion for the quarter ended March 31, 2019, compared to $1.97 billion for the quarter ended March 31, 2018.

•	Prepaid card fees increased to $16.2 million for the quarter ended March 31, 2019, or 13%, compared to $14.3 million for the quarter ended March 31, 2018.

•
ACH (Automated Clearing House), card and other payment processing fees increased 36%, to $2.3 million for the quarter ended March 31, 2019, compared to $1.7 million for the quarter ended March 31, 2018.

•	Small Business Administration (“SBA”) loans increased 16% to $493.7 million at March 31, 2019, compared to $424.5 million at March 31, 2018.

•
The rate on $3.92 billion of average deposits and interest-bearing liabilities in the first quarter of 2019 was 0.98%. Average prepaid deposits of $2.54 billion for first quarter 2019 reflected an increase of 14.7% compared to $2.22 billion for the quarter ended March 31, 2018.

•	Consolidated leverage ratio was 9.9% at March 31, 2019. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at March 31, 2019 was $7.70 per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “Our strategic agenda in 2019 encompasses nine items that should further position our institution for revenue growth and profitability. Most of the initiatives focus on new products or reengineering of our platform to be best in class and highly efficient. The balance of initiatives include finishing our remediation process with our regulators and building a stronger community with all our Bancorp partners. Impact from all these initiatives should mostly be felt in increased revenue growth as expenses remain rigorously managed and reengineering has improved productivity and reduced unit costs in many areas.”

The Bancorp reported net income of $17.9 million, or $0.32 income per diluted share, for the quarter ended March 31, 2019, compared to net income of $14.1 million, or $0.25 income per diluted share, for the quarter ended March 31, 2018.  Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.90%, 23.61%, 24.15% and 23.61%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 26, 2019 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 1496107.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 3, 2019 by dialing 855.859.2056, access code 1496107.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

Financial highlights
(unaudited)

	Three months ended		Year ended
	March 31,		December 31,
Condensed income statement	2019	2018	2018
	(dollars in thousands except per share data)

Net interest income	$34,010	$30,074	$120,849
Provision for loan and lease losses	1,700	700	3,585
Non-interest income
Service fees on deposit accounts	47	1,576	3,622
ACH, card and other payment processing fees	2,303	1,692	8,653
Prepaid card fees	16,163	14,282	54,627
Net realized and unrealized gains on commercial
loans originated for sale	10,763	11,729	20,498
Gain on sale of investment securities	-	26	41
Change in value of investment in unconsolidated entity	-	(1,171)	(3,689)
Leasing income	695	487	3,071
Affinity fees	-	102	281
Gain on sale of IRA portfolio	-	-	65,000
Other non-interest income	394	372	1,691
Total non-interest income	30,365	29,095	153,795
Non-interest expense
Salaries and employee benefits	23,840	21,073	79,816
Data processing expense	1,269	2,005	6,187
Legal expense	1,324	2,431	7,845
FDIC Insurance	1,929	2,219	8,819
Software	2,921	3,291	13,304
Losses and write downs on other real estate owned	-	45	-
Civil money penalty	-	(290)	(290)
Prepaid relationship exit expense	-	-	672
Lease termination expense	-	-	395
Other non-interest expense	7,946	8,275	34,530
Total non-interest expense	39,229	39,049	151,278
Income from continuing operations before income taxes	23,446	19,420	119,781
Income tax expense	6,035	5,399	32,241
Net income from continuing operations	17,411	14,021	87,540
Discontinued operations
Income from discontinued operations before income taxes	805	156	1,491
Income tax expense	286	37	354
Net income from discontinued operations, net of tax	519	119	1,137
Net income available to common shareholders	$17,930	$14,140	$88,677

Net income per share from continuing operations - basic	$0.31	$0.25	$1.55
Net income per share from discontinued operations - basic	$0.01	$-	$0.02
Net income per share - basic	$0.32	$0.25	$1.57

Net income per share from continuing operations - diluted	$0.31	$0.25	$1.53
Net income per share from discontinued operations - diluted	$0.01	$-	$0.02
Net income per share - diluted	$0.32	$0.25	$1.55
Weighted average shares - basic	56,522,015	56,141,830	56,343,845
Weighted average shares - diluted	56,876,662	57,023,121	57,068,306

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$11,678	$2,440	$2,245	$1,999
Interest earning deposits at Federal Reserve Bank	714,514	551,862	710,816	508,847
Securities sold under agreements to resell	-	-	64,518	64,312
Total cash and cash equivalents	726,192	554,302	777,579	575,158

Investment securities, available-for-sale, at fair value	1,368,602	1,236,324	1,274,417	1,381,020
Investment securities, held-to-maturity	84,428	84,432	84,433	86,370
Commercial loans held for sale, at fair value	570,426	688,471	308,470	349,806
Loans, net of deferred fees and costs	1,510,395	1,501,976	1,493,932	1,459,881
Allowance for loan and lease losses	(9,954)	(8,653)	(8,092)	(7,285)
Loans, net	1,500,441	1,493,323	1,485,840	1,452,596
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,113	1,113	1,113	991
Premises and equipment, net	18,056	18,895	17,686	19,052
Accrued interest receivable	13,907	12,753	11,621	11,778
Intangible assets, net	3,463	3,846	4,229	4,995
Other real estate owned	-	-	405	405
Deferred tax asset, net	18,423	21,622	40,991	38,139
Investment in unconsolidated entity	58,258	59,273	64,212	70,016
Assets held for sale from discontinued operations	188,025	197,831	226,026	289,038
Other assets	75,642	65,726	63,178	89,736
Total assets	$4,626,976	$4,437,911	$4,360,200	$4,369,100

Liabilities:
Deposits
Demand and interest checking	$3,993,828	$3,904,638	$3,540,605	$3,461,881
Savings and money market	31,470	31,076	317,453	493,288
Total deposits	4,025,298	3,935,714	3,858,058	3,955,169

Securities sold under agreements to repurchase	93	93	158	182
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	41,499	41,674	41,841	42,157
Other liabilities	111,905	40,253	54,868	28,299
Total liabilities	$4,192,196	$4,031,135	$3,968,326	$4,039,208

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,568,004 and 56,307,088 shares issued and outstanding at March 31, 2019 and 2018, respectively	56,568	56,446	56,446	56,307
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	367,483	366,181	365,749	363,605
Accumulated earnings (deficit)	17,113	(817)	(7,936)	(75,345)
Accumulated other comprehensive loss	(5,518)	(14,168)	(21,519)	(13,809)
Total shareholders' equity	434,780	406,776	391,874	329,892

Total liabilities and shareholders' equity	$4,626,976	$4,437,911	$4,360,200	$4,369,100

Average balance sheet and net interest income	Three months ended March 31, 2019			Three months ended March 31, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,266,834	$30,161	5.32%	$1,947,320	$23,039	4.73%
Leases - bank qualified*	17,793	428	9.62%	21,036	334	6.35%
Investment securities-taxable	1,303,491	10,530	3.23%	1,375,568	9,699	2.82%
Investment securities-nontaxable*	7,546	59	3.13%	9,893	75	3.03%
Interest earning deposits at Federal Reserve Bank	423,024	2,502	2.37%	502,233	1,832	1.46%
Federal funds sold and securities purchased under
agreement to resell	-	-	-	64,216	414	2.58%
Net interest earning assets	4,018,688	43,680	4.35%	3,920,266	35,393	3.61%

Allowance for loan and lease losses	(8,638)			(6,976)
Loans held for sale from discontinued operations	173,800	2,025	4.66%	276,370	2,527	3.66%
Other assets	234,174			221,433
	$4,418,024			$4,411,093

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,798,837	$8,833	0.93%	$3,535,791	$4,301	0.49%
Savings and money market	31,392	37	0.47%	487,380	668	0.55%
Total deposits	3,830,229	8,870	0.93%	4,023,171	4,969	0.49%

Short-term borrowings	74,386	503	2.70%	24,844	104	1.67%
Securities sold under agreements to repurchase	90	-	0.00%	205	-	0.00%
Subordinated debentures	13,401	195	5.82%	13,401	160	4.78%
Total deposits and liabilities	3,918,106	9,568	0.98%	4,061,621	5,233	0.52%

Other liabilities	79,140			22,452
Total liabilities	3,997,246			4,084,073

Shareholders' equity	420,778			327,020
	$4,418,024			$4,411,093
Net interest income on tax equivalent basis*		$36,137			$32,687

Tax equivalent adjustment		102			86

Net interest income		$36,035			$32,601
Net interest margin *			3.41%			3.12%

* Full taxable equivalent basis, using a statutory rate of 21% for 2019 and 2018.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2019	2018	2018
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$8,653	$7,096	$7,096

Loans charged-off:
SBA non-real estate	322	388	1,348
SBA commercial mortgage	-	157	157
Direct lease financing	106	56	637
Other consumer loans	-	14	21
Total	428	615	2,163

Recoveries:
SBA non-real estate	17	40	57
SBA commercial mortgage	-	6	13
Direct lease financing	12	58	64
Other consumer loans	-	-	1
Total	29	104	135
Net charge-offs	399	511	2,028
Provision charged to operations	1,700	700	3,585

Balance in allowance for loan and lease losses at end of period	$9,954	$7,285	$8,653
Net charge-offs/average loans	0.02%	0.03%	0.10%
Net charge-offs/average loans (annualized)	0.07%	0.11%	0.10%
Net charge-offs/average assets	0.01%	0.01%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
	(in thousands)

SBA non-real estate	$76,112	$76,340	$74,408	$75,225
SBA commercial mortgage	179,397	165,406	166,432	149,227
SBA construction	23,979	21,636	17,978	20,143
Total SBA loans	279,488	263,382	258,818	244,595
Direct lease financing	384,930	394,770	393,135	382,284
SBLOC	791,986	785,303	778,552	759,369
Other specialty lending	34,425	31,836	40,799	45,729
Other consumer loans	9,301	16,302	12,172	17,416
	1,500,130	1,491,593	1,483,476	1,449,393
Unamortized loan fees and costs	10,265	10,383	10,456	10,488
Total loans, net of deferred fees and costs	$1,510,395	$1,501,976	$1,493,932	$1,459,881

Small business lending portfolio:	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
	(in thousands)

SBA loans, including deferred fees and costs	286,814	270,860	266,433	252,457
SBA loans included in HFS	206,901	199,977	193,372	172,030
Total SBA loans	$493,715	$470,837	$459,805	$424,487

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2019
The Bancorp, Inc.	9.90%	23.64%	24.18%	23.64%
The Bancorp Bank	9.63%	23.17%	23.71%	23.17%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2018
The Bancorp, Inc.	10.11%	20.64%	21.07%	20.64%
The Bancorp Bank	9.70%	20.18%	20.61%	20.18%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2019	2018	2018
Selected operating ratios:
Return on average assets (1)	1.65%	1.30%	2.07%
Return on average equity (1)	17.28%	17.54%	24.26%
Net interest margin	3.41%	3.12%	3.19%

(1) Annualized

Book value per share table:	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
Book value per share	$7.70	$7.22	$6.95	$5.87

Loan quality table:	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
Nonperforming loans to total loans (2)	0.55%	0.36%	0.35%	0.42%
Nonperforming assets to total assets (2)	0.18%	0.12%	0.13%	0.15%
Allowance for loan and lease losses to total loans	0.66%	0.58%	0.54%	0.50%

Nonaccrual loans	$5,863	$4,516	$4,234	$3,516
Other real estate owned	-	-	405	405
Total nonperforming assets	$5,863	$4,516	$4,639	$3,921

Loans 90 days past due still accruing interest	$2,483	$954	$1,015	$2,643

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
	(in thousands)
Gross dollar volume (GDV) (3):
Prepaid card GDV	$16,937,325	$13,526,647	$12,525,527	$13,402,496

(3) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary:
Quarter ended March 31, 2019
(dollars in millions)

		Balances			Non interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	4.4%	$792	4%	4%	na	na
SBA	5.6%	494	16%	19%	na	na
Leasing	6.3%	395	-	-	$0.7	43%
Commercial real estate securitization	5.9%	364	nm	nm	10.8	-
Weighted average yield	5.3%	$2,045

Deposits
Payment solutions (primarily prepaid) ***	1.2%	$2,542	15%	nm	$16.2	13%
Card payment and ACH processing	0.8%	893	-	nm	2.3	36%

* Loan categories based on period end balance and Payment Solutions based on average quarterly balances.
** Comprised of SBLOC loans.
*** Includes $900,000 of fee income related to 2018 incentives.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2018	(46)	(46)
2019 Marks	-	-
Payments received	(89)
March 31, 2019 Bancorp book value**	$58

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the Bank's discontinued loan portfolio.
** Approximately 44% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of March 31, 2019.

Walnut Street portfolio composition as of March 31, 2019

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	52.2%
Office	13.2%
Other	5.9%
Construction and land	18.4%
Commercial non real estate and industrial	0.5%
First mortgage residential owner occupied	6.1%
First mortgage residential non-owner occupied	2.8%
Other	0.9%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of March 31, 2019

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$115
Florida mall held in discontinued other real estate owned	42	$27
Previous mark charges	14	14
Mark at March 31, 2019		7
Total	$171	$48	28%

Analysis of discontinued loan relationships as of March 31, 2019

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

6 loan relationships > $7 million	$61	$14	$75	$3	$2	$5
Loan relationships < $7 million	28	5	33	2	-	2
	$89	$19	$108	$5	$2	$7

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2018 before marks	$125
Quarterly paydowns	(10)
Commercial loan discontinued principal March 31, 2019 before marks	$115
Marks March 31, 2019	(7)
Net commercial loan exposure March 31, 2019	$108
Residential mortgages	51
Net loans	$159
Florida Mall in other real estate owned	15
18 Properties in other real estate owned	14
Total discontinued assets at March 31, 2019	$188

Discontinued commercial loan composition March 31, 2019

Collateral type	Unpaid principal balance	Mark March 31, 2019	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$0.6	14%
Office	4	0.0	-
Other	38	1.9	5%
Construction and land	24	0.1	-
Commercial non-real estate and industrial	10	0.5	4%
1 to 4 family construction	13	3.8	30%
First mortgage residential non-owner occupied	12	0.4	4%
Commercial real estate owner occupied:
Retail	8	-	-
Office	-	-	4%
Other	-	-	1%
Residential junior mortgage	1	-	-
Other	1	-	-
Total	$115
Less: mark	(7)
Net commercial loan exposure March 31, 2019	$108	$7.3	6%